UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
November 9, 2006
HYPERFEED TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-13093	36-3131704
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 S. Wacker Drive, Suite 300, Chicago, Illinois	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(312) 913-2800

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS
Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit 99.1

Section 8 Other Events
Item 8.01 Other Events
As reported in a Current Report on Form 8-K that was filed with the Commission on November 8, 2006, on November 7, 2006, HyperFeed Technologies, Inc. (“HyperFeed”) received a letter from Exegy Incorporated (“Exegy”) informing the Company that Exegy was terminating the Contribution Agreement among Exegy, HyperFeed and PICO Holdings, Inc. dated August 25, 2006.
HyperFeed disputes Exegy’s right to terminate the Contribution Agreement and plans to vigorously defend its rights thereunder through all available legal means. As reported in the November 8, 2006 8-K, HyperFeed was relying on the transactions contemplated by the Contribution Agreement to finance its current and future capital needs and operating costs. The Board of Directors of HyperFeed has determined that, as a result of Exegy’s actions to terminate the Contribution Agreement and the transactions contemplated thereby, existing and anticipated capital resources, including cash and cash equivalents, accounts receivable, assets related to discontinued operations, and financing from PICO Holdings, Inc., which is currently the Company’s only source of financing, will not be sufficient to fund its operations on a going concern basis. Accordingly, HyperFeed’s Board of Directors today approved a resolution authorizing the immediate filing of a voluntary petition for bankruptcy under Chapter 7, Title 11, United States Code. In connection with the planned Chapter 7 Bankruptcy filing, HyperFeed will cease all business activity and operations. Upon filing of the petition, the court will appoint a bankruptcy trustee who will be responsible for the wind-up of the business.
A copy of a press release dated November 9, 2006, announcing the Board’s decision with respect to the voluntary bankruptcy petition is attached as Exhibit 99.1 and is incorporated herein by reference.
Section 9 Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) Press Release dated November 9, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HYPERFEED TECHNOLOGIES, INC.

Date: November 9, 2006	By:	/s/ Paul Pluschkell

Paul Pluschkell Principal Executive Officer